PRESS RELEASE
Greenfield Online Reports Fourth Quarter and
Full Year 2006 Financial Results
WILTON, CONNECTICUT, February 8, 2007 — Greenfield Online, Inc. (Nasdaq: SRVY), today reported financial results for the fourth quarter and full year ended December 31, 2006.
“I am pleased with our very strong fourth quarter and full year 2006 financial results,” stated Albert Angrisani, President and Chief Executive Officer of Greenfield Online, Inc. “We’ve seen impressive growth in our Comparison Shopping business on both a sequential quarterly basis and on a year over year basis. In addition, we have re-established growth in the Internet survey solutions business; which signifies that we are in the last stages of solidifying our overall turnaround.”
Financial Highlights

	For the Three Months Ended		For the Year Ended
$ in thousands except per share data - unaudited	December 31,		December 31,
	2006	2005	2006	2005
Revenue	$29,482	$24,499	$100,342	$89,179
Operating Income (Loss)	$5,160	$(89,043)	$12,674	$(81,151)
Net Income (Loss)	$3,516	$(89,102)	$8,454	$(65,959)
Fully Diluted Earnings Per Share	$0.13	$(3.52)	$0.33	$(2.72)
Net Cash Provided by Operating Activities	$7,604	$7,506	$23,434	$23,661

Non-GAAP Adjusted EBITDA*	$8,503	$(86,060)	$27,068	$(70,986)
Non-GAAP Adjusted EBITDA — Ex Restructuring Charges and One-time Charges**	$8,668	$5,698	$27,872	$21,809
Non-GAAP Operating Free Cash Flow ***	$5,882	$5,725	$18,511	$18,187

*	Non-GAAP Adjusted EBITDA is reconciled to GAAP net income (loss) in the section entitled “About Non-GAAP Financial Measures” below.

**	Non-GAAP Adjusted EBITDA — Ex Restructuring Charges and One-time Charges excludes restructuring charges (credits) of ($7,000), and one-time charges of $172,000, respectively, for the three month period in 2006 and $236,000, and $568,000, respectively, for the twelve month period in 2006. Non-GAAP Adjusted EBITDA — Ex Restructuring Charges and One-time Charges excludes restructuring charges of $379,000 and zero one-time charges, respectively for the three month period in 2005 and $379,000 and $1.0 million, respectively for the twelve month period in 2005. The 2006 and 2005 restructuring charges are associated with the company’s fourth quarter 2005 North American rightsizing. The 2006 one-time charges are associated with the departure of two of the senior founding executives of Ciao GmbH in the third quarter of 2006 and the departure of a senior management member in the fourth quarter of 2006. The 2005 one-time charges are associated with the change in CEOs in the third quarter of 2005. Non-GAAP Adjusted EBITDA — Ex Restructuring Charges and One-time Charges is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.

***	Non-GAAP Operating Free Cash Flow is reconciled to GAAP Net Cash Flow Provided by Operating Activities in the section entitled “About Non-GAAP Financial Measures” below.

Key Financial Statistics
•	Total net revenue was $29.5 million for the fourth quarter of 2006 as compared with $24.5 million for the same period in the prior year for an increase of $5.0 million or 20.3% of which approximately $1.1 million or 4.4% was due to favorable currency effects.
o	For the Internet survey solutions segment, total net revenue was $22.4 million for the fourth quarter of 2006, including favorable currency effects, as compared with $20.9 million for the same period in the prior year for an increase of 7.2%.

o	For the Comparison Shopping segment, total net revenue was $7.1 million for the fourth quarter of 2006, including favorable currency effects, as compared with $3.6 million for the same period in the prior year for an increase of 95.7%.
•	Total gross profit was $22.5 million or 76.2% of revenues for the fourth quarter of 2006, as compared with $18.5 million or 75.4% of revenues for the same period in the prior year.
•	Operating income was $5.2 million for the fourth quarter of 2006 or 17.5% of revenue, as compared to an operating loss of $89.0 million for the same period in the prior year, which includes impairment and restructuring charges of $91.8 million.
•	Net income for the fourth quarter of 2006 was $3.5 million as compared with a net loss of $89.1 million, including the charges mentioned above, for the same period in the prior year.
•	Net cash flow provided by operating activities was $7.6 million for the fourth quarter of 2006 as compared to $7.5 million for the same period in the prior year.
•	For the fourth quarter of 2006, Adjusted EBITDA, excluding restructuring charges and one-time charges, a non-GAAP financial measure, was $8.7 million or 29.4% of revenue, as compared to $5.7 million or 23.3% of revenue for the same period in the prior year.
•	Operating free cash flow, a non-GAAP financial measure, was $5.9 million for the fourth quarter of 2006, as compared to $5.7 million for the same period in the prior year.
•	As of February 8, 2007, first quarter 2007 backlog stands at approximately $21 million. Backlog is defined as signed contracts for online survey projects and comparison shopping and advertising orders that we expect to complete and deliver to clients during the three months ending March 31, 2007. This compares to fourth quarter 2006 backlog of $22 million that was reported as of November 7, 2006.
•	Bid volume for the three months ended December 31, 2006 was approximately $134 million. This compares to bid volume for the three months ended September 30, 2006 of approximately $126 million.
•	For the Comparison Shopping segment, according to data compiled by Nielsen/NetRatings, unique visitors totaled, in the aggregate, 12.5 million, 15.1 million, and 15.0 million for the months of October, November, and December 2006, respectively, for the European countries of Germany, France, Italy, Spain and the UK.
•	As of December 31, 2006 the Comparison Shopping segment had over 970 active merchants. We define an active merchant as a merchant displaying offers on our shopping portals and accepting click-throughs.

Forward Guidance
For the full fiscal year 2007, we offer the following guidance ranges:

Total Revenue	$112 to $122 million
Gross Margin	74% to 76%
Non-GAAP Adjusted EBITDA	26% to 28%
Depreciation and Amortization	$12.5 — $13.0 million
Expected Charges related to Stock Based Compensation	$2.5 — $3.5 million
Effective Tax Rate	34% to 37%
Today’s conference call and webcast access information:

Time:	Today, February 8, 2007, 5:00 PM EST
Telephone Number:	1-201-689-8560
Webcast Location:	www.greenfield.com

Replay information is as follows:

When it is available:	Beginning at 8:00 PM EST, Thursday, February 8, 2007
When it ends:	Midnight EST on Thursday, February 22, 2007
Replay Telephone:	1-201-612-7415
Account Code	3055*
Conference ID#:	228064*

*	both are required
About Greenfield Online, Inc.
Greenfield Online, headquartered in Wilton, CT, is a leading independent provider of Internet survey solutions to the global marketing research industry. Through its subsidiary in Europe, Ciao GmbH, the company operates its European Internet survey solutions business as well as one of Europe’s leading comparison shopping portals, Ciao.com. The company has built and actively manages one of the industry’s broadest reaching respondent communities comprised of Internet and wireless panels and a proprietary Real-Time Sampling™ communications channel. Our Ciao.com shopping portal allows consumers to write and access detailed reviews about millions of products and compare prices when they are ready to buy. For more information visit http://www.Greenfield.com or http://www.ciao-group.com. To join the panel to take surveys, visit http://www.greenfieldonline.com.
North American Company Contact:
Cynthia Brockhoff
Vice President – Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com

Cautionary Note Regarding Forward Looking Statements.
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth and expansion in 2007, our ability to sustain growth in the comparison shopping business, the strategic challenges our business segments face in 2007 and our ability to meet them as well as predictions and guidance relating to the Company’s future financial performance and customer demand for Internet survey solutions and comparison shopping services, sales bookings, bid volume, and backlog. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks related to the success of new business initiatives, our ability to develop and deploy new technologies, our client satisfaction levels, our ability to build and maintain the size and demographic composition of the Greenfield Online panel, our panelists’ responsiveness to our surveys, our ability to maintain and grow our Real-Time Sampling communications channel, our ability to accurately predict future revenue, our ability to manage pricing pressure in North America and Europe, our reliance on our largest customers, the growing competitiveness of our marketplace and our ability to compete therein, our ability to manage or accelerate our growth and international expansion, risks related to foreign currency exchange rate fluctuations, our online business model, demand for our products and services, the seasonality of demand for our Internet survey solutions and comparison shopping services, the strength of our brand and other risks detailed in the “Risk Factors” section of our most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q that we file with the Securities and Exchange Commission available at www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
About Non-GAAP Financial Measures
We define Non-GAAP Adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and stock based compensation. We define Non-GAAP Operating Free Cash Flow as cash flow from operations less cash paid for capital expenditures. Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow may not be comparable to similarly titled measures reported by other companies. We are presenting Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow because they provide an additional way to view our operations, when considered with both our GAAP results and the reconciliation to net income and net cash flow provided by operating activities, respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow are presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of non-cash depreciation and amortization expenses; (ii) we believe that investors will find this data useful in assessing our ability to service or incur indebtedness; and (iii) we use adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow has limitations and you should not consider Non-GAAP Adjusted EBITDA and Non-GAAP Operating Free Cash Flow in isolation from or as an alternative to GAAP measures such as net income (loss), net cash flow provided by operating activities and operating income (loss) or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA to Non-GAAP Adjusted EBITDA – Ex Restructuring and One-Time Charges

	For the Three Months Ended		For the Year Ended
$ in thousands - unaudited	December 31,		December 31,
	2006	2005	2006	2005
GAAP Net Income (Loss)	$3,516	$(89,102)	$8,454	$(65,959)
Interest Expense (Income)	$(131)	$478	$(109)	$507
Tax Provision (Benefit)	$1,635	$(342)	$4,019	$(15,753)
Depreciation and Amortization — (“DA”)
Cost of Revenue DA	$308	$74	$1,160	$970
Panel Expense DA	$442	$377	$1,795	$1,412
Operating Expense DA	$2,081	$2,261	$9,225	$6,965
EBITDA	$7,851	$(86,254)	$24,544	$(71,858)
Stock-Based Compensation	$652	$194	$2,524	$872
Non-GAAP Adjusted EBITDA	$8,503	$(86,060)	$27,068	$(70,986)
Restructuring Charges	$(7)	$379	$236	$379
One Time Charges	$172	$91,379	$568	$92,416
Non-GAAP Adjusted EBITDA — Ex Restructuring Charges and One-time Charges	$8,668	$5,698	$27,872	$21,809
Reconciliation of GAAP Net Cash Flow Provided by Operating Activities to Non-GAAP Operating Free Cash Flow

	For the Three Months Ended		For the Year Ended
$ in thousands - unaudited	December 31,		December 31,
	2006	2005	2006	2005
Net Cash Provided by Operating Activities	$7,604	$7,506	$23,434	$23,661

Additions to Property and Equipment and Intangibles for Cash	$(1,722)	$(1,781)	$(4,923)	$(5,474)

Non-GAAP Operating Free Cash Flow	$5,882	$5,725	$18,511	$18,187

About Non-GAAP Financial Measures – Segment Data
The following tables set forth, by segment, the reconciliation of Non-GAAP Segment Operating Income to GAAP Income Before Income Taxes. Non-GAAP Segment Operating Income excludes depreciation and amortization expense, stock-based compensation expense, restructuring and impairment charges and certain corporate costs and other charges not associated with the operations of the segment. These corporate costs are separately stated below and include costs that are primarily related to public company expenses. These include certain costs such as personnel costs, filing fees, legal fees, accounting fees, fees associated with Sarbanes-Oxley compliance, directors and officers insurance, board of director fees and investor relations costs. We believe that Non-GAAP Segment Operating Income as defined above is an appropriate measure of evaluating the operational performance of our segments.

	Three Months Ended		Year Ended
Segment Information – (In Thousands – Unaudited)	December 31,		December 31,
	2006	2005	2006	2005 *
Gross segment revenues: **
North American Internet survey solutions
Third-party revenues	$16,582	$15,372	$60,353	$63,886
Inter-segment revenues	316	219	995	619

Gross segment revenues	$16,898	$15,591	$61,348	$64,505

Ciao Internet survey solutions
Third-party revenues	$5,791	$5,495	$20,152	$16,686
Inter-segment revenues	1,891	1,691	7,975	3,634

Gross segment revenues	$7,682	$7,186	$28,127	$20,320

Net revenues:
North American Internet survey solutions ***	$16,898	$15,591	$61,348	$64,505
Ciao Internet survey solutions	7,682	7,186	28,127	20,320
Ciao comparison shopping	7,109	3,632	19,837	8,607
Elimination of inter-segment revenues	(2,207)	(1,910)	(8,970)	(4,253)

Total net revenues	$29,482	$24,499	$100,342	$89,179

Segment operating income (as defined above):
North American Internet survey solutions	$4,764	$3,496	$13,931	$16,917
Ciao Internet survey solutions	2,703	2,475	10,183	8,301
Ciao comparison shopping	3,840	1,829	11,258	4,237

Segment operating income	11,307	7,800	35,372	29,455
Depreciation and amortization	(2,831)	(2,712)	(12,180)	(9,347)
Stock-based compensation	(652)	(194)	(2,524)	(872)
Impairment charges	—	(91,379)	—	(91,379)
Restructuring charges	7	(379)	(236)	(379)
Management change severance charges	(172)	—	(568)	(1,037)
Corporate costs	(2,499)	(2,179)	(7,190)	(7,592)

Total operating income (loss)	5,160	(89,043)	12,674	(81,151)
Interest income (expense), net	131	(478)	109	(507)
Currency exchange gain (loss), net	(140)	77	(310)	(54)

Income (loss) before income taxes	$5,151	$(89,444)	$12,473	$(81,712)

*	The Company made significant acquisitions in February and April of 2005, and as such, twelve month year over year growth comparisons are not meaningful. Please refer to the Company’s 2005 Annual Report on Form 10-K for more information regarding these acquisitions.

**	The Ciao comparison shopping segment has no inter-segment revenues, and as a result, gross segment revenues is equal to net segment revenues, and is not presented under gross segment revenues.

***	Revenues recorded in our North American Internet survey solutions segment for the year ended December 31, 2005 include approximately $1.0 million of revenues generated from data sold to our European customers prior to our acquisition of Ciao.

GREENFIELD ONLINE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$20,873	$20,623
Investments in marketable securities	16,167	—
Accounts receivable trade, net (net of allowances of $1,875 and $1,448 at December 31, 2006 and 2005, respectively)	23,485	18,197
Prepaid expenses and other current assets	1,550	1,613
Deferred tax assets, current	4,905	1,932

Total current assets	66,980	42,365
Property and equipment, net	6,447	9,660
Other intangible assets, net	17,644	20,077
Goodwill	70,149	67,442
Deferred tax assets, long-term	17,740	20,068
Security deposits and other long-term assets	884	1,248

Total assets	$179,844	$160,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,283	$3,264
Accrued expenses and other current liabilities	15,141	14,576
Income taxes payable	6,765	3,990
Current portion of capital lease obligations	25	2,061
Deferred revenue	440	388

Total current liabilities	26,654	24,279
Capital lease obligations, long-term	22	2,032
Deferred tax liabilities, long-term	3,457	—
Other long-term liabilities	90	56

Total liabilities	30,223	26,367

Stockholders’ equity:
Common stock; par value $0.0001 per share; 100,000,000 shares authorized; 25,490,221 and 25,303,088 shares issued and outstanding at December 31, 2006 and December 31, 2005, respectively	3	3
Additional paid-in capital	290,459	288,707
Accumulated deficit	(136,176)	(144,630)
Unearned stock-based compensation	—	(1,284)
Accumulated other comprehensive loss	(4,534)	(8,172)
Treasury stock, at cost
Common stock — 9,643 shares	(131)	(131)

Total stockholders’ equity	149,621	134,493

Total liabilities and stockholders’ equity	$179,844	$160,860

GREENFIELD ONLINE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net revenues	$29,482	$24,499	$100,342	$89,179
Cost of revenues	7,004	6,026	24,086	24,327

Gross profit	22,478	18,473	76,256	64,852

Operating expenses:

Selling, general and administrative	12,876	10,991	44,730	40,682
Panel acquisition expenses	1,239	1,440	5,527	3,762
Depreciation and amortization	2,081	2,261	9,225	6,965
Research and development	1,129	1,066	3,864	2,836
Impairment and restructuring charges	(7)	91,758	236	91,758

Total operating expenses	17,318	107,516	63,582	146,003

Operating income (loss)	5,160	(89,043)	12,674	(81,151)

Other income (expense):
Interest income (expense), net	131	(478)	109	(507)
Other income (expense), net	(140)	77	(310)	(54)

Total other income (expense)	(9)	(401)	(201)	(561)

Income (loss) before income taxes	5,151	(89,444)	12,473	(81,712)
Provision (benefit) for income taxes	1,635	(342)	4,019	(15,753)

Net income (loss)	$3,516	$(89,102)	$8,454	$(65,959)

Net income (loss) per share available to common stockholders:
Basic	$0.14	$(3.52)	$0.33	$(2.72)

Diluted	$0.13	$(3.52)	$0.33	$(2.72)

Weighted average shares outstanding:
Basic	25,465	25,303	25,386	24,217

Diluted	26,272	25,303	25,698	24,217

Page 8 of 8